CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
OUTCAST, INC.

OUTCAST INC., a corporation organized and existing under and by virtue of the Nevada Business Corporations Act (the “Corporation”), hereby certifies that:

 ONE: The name of the Corporation is Outcast, Inc. The corporation originally was incorporated under the name Outcast, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on September 9, 2005.

 TWO: Pursuant to Section 78.120 and 78.060 of the Nevada Revised Statutes, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

 THREE. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE 1

The name of the corporation (hereinafter referred to as the "Corporation") is Outcast Inc.

ARTICLE 2

Registered Office and Registered Agent

The address of the Corporation’s registered office in the State of Nevada is at 2840 Hwy 95 Alt S #7, Silver Springs, Nevada, 89429. The name of the registered agent of the Corporation at such registered address is Silver Shield Services Inc.

ARTICLE 3

Capital Stock

3.1  Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is 75,000,000 million (75,000,000) shares, consisting of (a) one hundred million (65,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the, and restrictions imposed upon the, shares of each class are set forth in this Article 3.

3.2  Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholder’s meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

(a)  Liquidation Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock, shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

(b)  No Preemptive, Subscription or Conversion Rights. No holder of shares of Voting Common Stock, Non-Voting Common Stock or Common Stock shall be entitled to preemptive, subscription or conversion rights.

3.3.  Preferred Stock. The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a)  may have such voting powers, full or limited, or may be without voting powers;

(b)  may be subject redemption at such time or times and at such prices as determined by the Board of Directors;

(c)  may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(d)  may have such rights upon the dissolution of, upon any distribution of the assets of, the Corporation;

(e)  may be made convertible into, or exchangeable for, shares of any other classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)  may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)  may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

3.3. Each outstanding share of Common Stock shall entitle the holder thereof to vote on each matter properly submitted to the stockholders of the corporation for their vote; provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred stock).

3.4  Provisions Relating to Limitation on Stockholder Rights Plan. Notwithstanding any other powers set forth in this Certificate of Incorporation, as amended, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, capital stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the capital stock at less than the prevailing market price of such capital stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote on the election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

ARTICLE 4

No Further Assessments

The capital stock, after the amount of the subscription price determined by the board of directors has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefore, so as to amend, modify or rescind this Article 4.

ARTICLE 5

Purpose

5.1.  The purpose for which the corporation is organized is to engage in any lawful activity within or outside the State of Nevada.

5.2.  The corporation may also maintain offices at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meeting of directors and shareholders may be held outside the State of Nevada with the same effect as if in the State of Nevada.

ARTICLE 6

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

General Powers

6.1  Board of Directors.

(a)  Number. The board of directors of the corporation shall consist of such number of persons, not less than one and not to exceed 7, as shall be determined in accordance with the bylaws from time to time.

(b)  Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

 (c)  Term. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)  Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

6.2.  Bylaw Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two- thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

6.3.  Shareholder Rights. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders by written consent or electronic transmission.

6.4.  Shareholder Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

ARTICLE 7

Indemnification

The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the Nevada Business Corporations Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the Nevada Business Corporations Act, as so amended.

Any repeal or modification of this Article 7 shall be prospective and shall not affect the rights under this Article 7 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE 8

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in this Article 8, and all rights conferred upon the stockholders herein are granted subject to this reservation.

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles 6, 7 and 8.

FOUR: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Company.

FIVE: This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section NRS 78.120 of the Nevada Business Corporation Act. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 78.120 and 78.060 of the Nevada Revised Statutes of by the stockholders of the Company.

IN WITNESS WHEREOF, this Certificate has been subscribed this 4th day of June, 2007 by the undersigned who affirms that the statements made herein are true and correct.

By:
Chairman and CEO